                                                                    EXHIBIT 99.1

                                 LOAN AGREEMENT

                          dated as of December 4, 2003

                                  by and among

                        BRUSH ENGINEERED MATERIALS INC.,
                                   as BORROWER

                                       and

                 THE OTHER ENTITIES PARTY HERETO, as GUARANTORS

                                       and

                            THE LENDERS PARTY HERETO

                                       and

             GUGGENHEIM CORPORATE FUNDING, LLC, as COLLATERAL AGENT

                               TABLE OF CONTENTS
                                 LOAN AGREEMENT

Section                                                                                                   Page
-------                                                                                                   ----
1.       DEFINITIONS...................................................................................     1

2.       LOAN FACILITY AND WARRANTS....................................................................    15

         2.1.     The Loans and Warrants...............................................................    15

         2.2.     Closing..............................................................................    16

         2.3.     Interest.............................................................................    16

         2.4.     Optional Prepayment..................................................................    17

         2.5.     Repayment of Loans...................................................................    17

         2.6.     Use of Proceeds......................................................................    18

         2.7.     Receipt of Payments..................................................................    18

         2.8.     Application of Payments..............................................................    18

         2.9.     Sharing of Payments..................................................................    18

         2.10.    Taxes................................................................................    19

         2.11.    Original Issue Discount..............................................................    19

3.       CREDIT PARTIES' REPRESENTATIONS AND WARRANTIES................................................    20

         3.1.     Existence and Standing...............................................................    20

         3.2.     Authorization and Validity...........................................................    20

         3.3.     No Conflict; Government Consent......................................................    20

         3.4.     Security Interest in Collateral......................................................    20

         3.5.     Financial Statements.................................................................    21

         3.6.     Material Adverse Change..............................................................    21

         3.7.     Taxes................................................................................    21

         3.8.     Litigation and Contingent Obligations................................................    22

         3.9.     Subsidiaries and Capitalization......................................................    22

         3.10.    ERISA................................................................................    22

         3.11.    Accuracy of Information..............................................................    22

         3.12.    Names; Prior Transactions............................................................    23

         3.13.    Regulation U.........................................................................    23

         3.14.    Material Agreements..................................................................    23

         3.15.    Compliance With Laws.................................................................    23

         3.16.    Ownership of Properties..............................................................    23

         3.17.    Plan Assets; Prohibited Transactions.................................................    23

         3.18.    Environmental Matters................................................................    24

         3.19.    Investment Company Act...............................................................    24

         3.20.    Public Utility Holding Company Act...................................................    24

         3.21.    Bank Accounts........................................................................    24

         3.22.    Indebtedness.........................................................................    24

         3.23.    Affiliate Transactions...............................................................    24

         3.24.    Real Property; Leases................................................................    24

         3.25.    Intellectual Property Rights.........................................................    25

         3.26.    Insurance............................................................................    25

         3.27.    Solvency.............................................................................    25

         3.28.    Subordinated Indebtedness............................................................    25

         3.29.    Post-Retirement Benefits.............................................................    26

         3.30.    Common Enterprise....................................................................    26

         3.31.    Reportable Transaction...............................................................    26

         3.32.    Labor Disputes.......................................................................    26

         3.33.    Specifically Designated National and Blocked Persons.................................    26

         3.34.    Issuance of Warrants.................................................................    26

         3.35.    Securities Laws......................................................................    27

         3.36.    Brokers..............................................................................    27

4.       LENDERS' REPRESENTATIONS AND WARRANTIES.......................................................    27

         4.1.     Investment Intention.................................................................    27

         4.2.     Accredited Investor..................................................................    27

         4.3.     Restricted Securities................................................................    27

5.       COVENANTS.....................................................................................    28

         5.1.     Affirmative Covenants................................................................    28

         5.2.     Negative Covenants...................................................................    35

         5.3.     Subordination of Intercompany Notes..................................................    43

6.       CONDITIONS PRECEDENT..........................................................................    44

         6.1.     Conditions Precedent.................................................................    44

         6.2.     Additional Conditions................................................................    46

7.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES........................................................    47

         7.1.     Events of Default....................................................................    47

         7.2.     Remedies.............................................................................    50

         7.3.     Waivers by the Credit Parties........................................................    50

         7.4.     Right of Set-Off.....................................................................    50

8.       INDEMNIFICATION...............................................................................    51

9.       COLLATERAL AGENT..............................................................................    51

         9.1.     Collateral Agency Provisions.........................................................    51

10.      MISCELLANEOUS.................................................................................    53

         10.1.    Complete Agreement; Modification of Agreement; Sale of Interest......................    53

         10.2.    Fees and Expenses....................................................................    55

         10.3.    No Waiver by Lender..................................................................    55

         10.4.    Remedies.............................................................................    56

         10.5.    Waiver of Jury Trial.................................................................    56

         10.6.    Severability.........................................................................    56

         10.7.    Binding Effect; Benefits.............................................................    56

         10.8.    Conflict of Terms....................................................................    56

         10.9.    Governing Law........................................................................    56

         10.10.   Notices..............................................................................    56

         10.11.   Survival.............................................................................    57

         10.12.   Section and Other Headings...........................................................    57

         10.13.   Counterparts.........................................................................    57

         10.14.   Publicity............................................................................    57

         10.15.   Confidentiality......................................................................    57

Schedules

Schedule A             -        Lenders and Allocations of Loans and Warrants
Schedule B             -        Credit Parties
Schedule 3.8           -        Litigation and Contingent Obligations
Schedule 3.9           -        Subsidiaries and Capitalization
Schedule 3.12          -        Names, Prior Transactions
Schedule 3.14          -        Material Agreements
Schedule 3.16          -        Ownership of Properties
Schedule 3.18          -        Environmental
Schedule 3.22          -        Indebtedness
Schedule 3.23          -        Affiliate Transactions
Schedule 3.24          -        Real Property; Leases
Schedule 3.25          -        Intellectual Property Rights
Schedule 3.26          -        Insurance
Schedule 3.32          -        Labor Disputes
Schedule 5.2(f)        -        Other Investments
Schedule 5.2(g)        -        Liens
Schedule 5.2(o)        -        Nonrecourse Liabilities

Exhibits

Exhibit A         -        Form of Note
Exhibit B         -        Form of Guaranty
Exhibit C         -        Form of Pledge and Security Agreement
Exhibit D         -        Form of Warrant
Exhibit E         -        Form of Monthly Reporting
Exhibit F         -        Form of Opinion of Credit Parties' Counsel

                                 LOAN AGREEMENT

         Loan Agreement, dated as of December 4, 2003, by and among Brush Engineered Materials Inc., an Ohio corporation (the "Borrower"), each of the entities listed as a guarantor on the signature pages hereto, as guarantors (each such entity, each a "Guarantor" and collectively, the "Guarantors"; each Guarantor and the Borrower individually, a "Credit Party" and collectively, the "Credit Parties"), and each of the entities listed as a lender on the signature pages hereto (individually, a "Lender" and, collectively, the "Lenders") and Guggenheim Corporate Funding, LLC, as collateral agent (the "Collateral Agent").

                              W I T N E S S E T H :

         WHEREAS, the Borrower has requested that the Lenders provide loans (the "Loans") in an aggregate principal amount of $35,000,000, upon the terms and conditions hereinafter provided, to be evidenced by promissory notes (as amended, modified or replaced, the "Notes") substantially in the form of Exhibit A hereto; and

         WHEREAS, the Borrower has agreed to issue to the Lenders, upon the terms and conditions hereinafter provided, warrants to purchase Common Stock (as defined herein) of the Borrower;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.       DEFINITIONS

         "Accounts" shall have the meaning given to such term in the Security Agreement.

         "Acquisition" shall mean any transaction, or any series of related transactions, consummated on or after the Closing Date, by which any Credit Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Stock of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Stock having such power only by reason of the happening of a contingency) or a majority of the outstanding Stock of a Person.

         "Additional Interest" shall mean a per annum rate equal to 1.00%.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 20% or more of the outstanding voting power of the Stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Stock, by contract or otherwise. Notwithstanding the foregoing, a director, officer or employee of a Person shall not, solely because of such status, be deemed an Affiliate of such Person.

         "Agreement" shall mean this Loan Agreement including all amendments, modifications and supplements hereto and any appendices, exhibits and schedules hereto or thereto, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

         "Banking Services" shall mean each and any of the following bank services provided to any Credit Party by any Bank One Lender or any of its Affiliates (as defined in the Bank One Credit Agreement): (a) commercial credit cards, (b) stored value cards, (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) and (d) leasing services.

         "Banking Services Obligations" shall mean any and all obligations of the Credit Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

         "Bank One Credit Agreement" shall mean the Credit Agreement, dated as of December 4, 2003, by and among the Borrower and the other parties thereto as borrowers, the Bank One Lenders, Bank One, NA, as agent, La Salle Bank National Association, as documentation agent, and Banc One Capital Markets, Inc., as lead arranger and sole book runner, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Bank One Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description now or hereafter owing by any Credit Party (including, without limitation, Rate Management Obligations, Banking Services Obligations and the Export-Import Loan) to the Bank One Lenders evidenced by or arising under the Bank One Debt Documents, provided that, for purposes of this Agreement, the term "Bank One Debt" shall not include (i) loans, letter of credit accommodations, Rate Management Obligations, Banking Services Obligations and the Export-Import Loan in excess of the Maximum Bank One Debt and (ii) the early termination fee payable pursuant to Section 2.16(b) of the Bank One Credit Agreement, except to the extent provided in Section 3.3 of the Bank One Intercreditor Agreement. The foregoing limitation shall not apply to, and the term "Bank One Debt" shall include, obligations consisting of fees, interest, costs and expenses owing by the Credit Parties to Bank One, NA, as agent under the Bank One Credit Agreement, or to any Bank One Lender pursuant to the Bank One Debt Documents.

         "Bank One Debt Documents" shall mean the Bank One Credit Agreement and all other documents, agreements and instruments that evidence, secure, guarantee or are otherwise executed and delivered by a Credit Party in connection with the Bank One Debt, as they may be amended, supplemented, restated or otherwise modified from time to time, in accordance with the terms of the Bank One Intercreditor Agreement.

         "Bank One Intercreditor Agreement" shall mean the Intercreditor Agreement, dated as of the date hereof, between the Collateral Agent and Bank One, NA, as agent for the Bank One Lenders, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Bank One Lenders" shall mean each of the lenders now or hereafter party to the Bank One Credit Agreement and their respective successors and assigns (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all of any portion of the Bank One Debt at any time and from time to time).

         "Bank One Revolving Loans" shall mean the revolving loans extended by the Bank One Lenders to the Credit Parties pursuant to the Bank One Credit Agreement.

         "Bank One Term Loans" shall mean the term loans extended by the Bank One Lenders to the Credit Parties pursuant to the Bank One Credit Agreement in the aggregate principal amount of up to $20,000,000.

         "Bankruptcy Code" shall mean, as applicable, Title 11 of the U.S. Code (11 U.S.C. Section 101 et seq.) or any other bankruptcy, insolvency, liquidation, winding-up, corporate or similar statute or law in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be, and any rule or regulation issued thereunder.

         "Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

         "Business Day" shall mean a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the fedwire system.

         "Capital Expenditures" means, without duplication, any expenditure of money for any purchase or other acquisition or development of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Capital Lease" shall mean, with respect to any Person, any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligation" shall mean, with respect to any Person, the aggregate amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Equivalents" shall mean (a) direct obligations of, or fully guaranteed by, the United States of America maturing within one year from the date of acquisition thereof, (b) commercial paper rated A-1 or better by Standard & Poor's Corporate or P-1 or better by Moody's Investors Service, Inc.,
(c) demand deposit accounts maintained in the ordinary course of business, and
(d) certificates of deposit issued by and time deposits with commercial bank (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided that, in each case, the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Cash Interest" shall mean a rate per annum equal to the sum of (i) the Prime Rate as in effect from time to time plus (ii) 9.25%.

         "Change of Control" shall mean any of the following: (a) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership of 20% or more of the issued and outstanding shares of Common Stock of the Borrower and (b) the Borrower ceases to own 100% of the issued and outstanding shares of common stock of WAM.

         "Closing" shall have the meaning set forth in Section 2.2 hereof.

         "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

         "Closing Fee" shall mean a fee in an amount equal to $1,050,000, payable by the Borrower to the Lenders on a pro-rata basis based upon the respective principal amounts of the Loans of such Lenders set forth on Schedule A.

         "Collateral" shall mean any and all Property covered by the Collateral Documents and any and all other Property of any Credit Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Collateral Agent, on behalf of itself and the Lenders, to secure the Obligations, or any portion thereof as the case may be.

         "Collateral Access Agreement" shall mean any landlord waiver or other agreement, in form and substance satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Credit Party for any real Property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

         "Collateral Agent" shall have the meaning set forth in the first paragraph of this Agreement.

         "Collateral Documents" shall mean the Guaranty, the Security Agreement and the Mortgages.

         "Common Stock" shall mean the common stock, no par value, of the Borrower.

         "Consolidated Capital Expenditures" shall mean, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated EBITDA" shall mean Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b) Consolidated Tax Expense, (c) depreciation,
(d) amortization, (e) depletion expense and (f) nonrecurring losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, nonrecurring gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

         "Consolidated EBITDAR" shall mean Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b) Consolidated Tax Expense, (c) depreciation,
(d) amortization, (e) rental expense, (f) depletion expense and (g) nonrecurring losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, nonrecurring gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis. For purposes of this definition, "rental expense" shall mean, for any period, total rental expense under that certain Master Lease Agreement, dated December 30, 1996, among Brush Wellman, Inc., National City Bank and certain participants.

         "Consolidated Fixed Charges" shall mean, with reference to any period, without duplication, Consolidated Interest Expense to the extent paid in cash during such period, plus scheduled principal payments on Indebtedness made during such period, plus Capitalized Lease payments made during such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

         "Consolidated Funded Debt" shall mean all Indebtedness for borrowed money and Capitalized Leases, including, without limitation, current, long-term and Subordinated Indebtedness, for the Borrower and its Subsidiaries on a consolidated basis; provided that, for purposes of this definition, obligations under the following will not be considered in calculating Consolidated Funded
Debt: (a) obligations under Rate Management Transactions permitted by this Agreement, (b) Permitted Precious Metals Agreements; (c) the Kazakhstan Contract, and (d) Indebtedness under any Sale and Leaseback Transaction permitted by this Agreement.

         "Consolidated Interest Expense" shall mean, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period (but not including any up-front fees paid in connection with this Agreement or the Bank One Credit Agreement).

         "Consolidated Net Income" shall mean, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Tax Expense" shall mean, with reference to any period, the tax expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Contingent Obligation" of a Person shall mean any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Controlled Group" shall mean all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the a Credit Party or any of its Subsidiaries, are treated as a single employer under Section 414 of the IRC.

         "Copyrights" shall have the meaning given to such term in the Security Agreement.

         "Credit Party" shall have the meaning set forth in the first paragraph of this Agreement.

         "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         "Default Rates" shall have the meaning set forth in Section 2.3(c) hereof.

         "Deposit Account Control Agreement" shall mean an agreement, in form and substance satisfactory to the Collateral Agent, among any Credit Party, a banking institution holding such Credit Party's funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Credit Party with such banking institution.

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Dollar Equivalent" shall mean, with respect to any amount, if such amount is determined in Dollars, then such amount in Dollars and, if such amount is not determined in Dollars, the Dollar equivalent of such amount, determined by the Collateral Agent on the basis of its spot rate at 10:00 a.m. (New York time) on the date for which the Dollar equivalent amount of such amount is being determined.

         "Domestic Credit Party" shall mean any Credit Party which is organized under the laws of the United States of America or any state of the United States of America.

         "Environmental Law" shall mean any and all federal, state, provincial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other legally enforceable governmental restrictions relating to (a) the protection of the environment from pollutants, contaminants, hazardous substances or wastes, (b) the effect of pollutants, contaminants, hazardous substances or wastes on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "Equipment" shall have the meaning given to such term in the Security Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any rule or regulation issued thereunder.

         "ERISA Plan" shall mean each "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Credit Party or any member of its Controlled Group at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

         "Event of Default" shall have the meaning set forth in Section 7.1 hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

         "Export-Import Loan" shall mean the revolving loan extended to the Credit Parties by Bank One, NA pursuant to the Export-Import Loan Documents.

         "Export-Import Loan Documents" shall mean the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement, the Export Loan Agreement, the Loan Authorization Notice, the Intracreditor Subordination and Confirmation, the Intercreditor Subordination and Confirmation, the Export-Import Revolving Note and any other documents as may be requested by the agent under the Bank One Credit Agreement in connection with the Export-Import Loan executed by the Credit Parties and delivered to Bank One, NA pursuant to the Bank One Credit Agreement.

         "Fiscal Month" shall mean any of the monthly accounting periods of any Credit Party.

         "Fiscal Quarter" shall mean any of the quarterly accounting periods of any Credit Party.

         "Fiscal Year" shall mean any of the annual accounting periods of any Credit Party ending on December 31 of each year.

         "Fixed Charge Coverage Ratio" shall mean, the ratio, determined as of the end of each Fiscal Quarter of the Borrower for the then most-recently ended four Fiscal Quarters of (a) Consolidated EBITDA, minus cash taxes paid, minus the unfinanced portion of Consolidated Capital Expenditures, minus cash dividends, plus cash tax refunds to (b) Consolidated Fixed Charges, all calculated for the Borrower and its Subsidiaries on a consolidated basis. Notwithstanding the foregoing, for the Fixed Charge Coverage Ratio, the Borrower shall use Consolidated EBITDAR instead of Consolidated EBITDA in its financial statements for the period up to and including December 4, 2003 for the basis of such calculation.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in
Section 3.5.

         "Guarantor" shall have the meaning set forth in the first paragraph of this Agreement.

         "Guaranty" shall mean that certain Guaranty, dated as of the Closing Date, executed by the Guarantors in favor of the Collateral Agent, for the benefit of the Lenders in the form of Exhibit B attached hereto.

         "Indebtedness" of a Person shall mean, without duplication, such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property or any other Off-Balance Sheet Liabilities, (f) Capitalized Lease Obligations, (g) Contingent Obligations for which the underlying transaction constitutes Indebtedness under this definition, (h) the stated face amount of all letters of credit or bankers' acceptances issued for the account of such Person and, without duplication, all reimbursement obligations with respect to such issued letters of credit, (i) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, under or in connection with Rate Management Transactions, including, without limitation, Net Mark-to-Market Exposure, and (j) obligations of such Person under any Sale and Leaseback Transaction.

         "Intellectual Property Rights" shall mean, with respect to any Person, all of such Person's Patents, Copyrights, Trademarks, and Licenses, all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

         "Intercompany Note" shall have the meaning assigned to such term
Section 5.2(b)(vi) hereof.

         "Interest Payment Date" shall have the meaning assigned to such term in
Section 2.3(a) hereof.

         "Inventory" shall have the meaning given to such term in the Security Agreement.

         "Investment" of a Person shall mean any (a) loan or advance, (b) extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), (c) contribution of capital by such Person, (d) stocks, bonds, mutual funds, partnership interests, notes, debentures, securities or other Stock owned by such Person, (e) any deposit accounts and certificate of deposit owned by such Person, and (f) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "IRS" shall mean the Internal Revenue Service, or any successor thereto.

         "Kazakhstan Contract" shall mean that certain agreement, dated as of December 21, 1999, among Brush Wellman Inc., Kazatomprom, Ulba Metallurgical Plant, and NUKEM, Inc. as amended from time to time, but only to the extent that the Dollar Equivalent of any Indebtedness related thereto does not exceed $9,000,000 during any consecutive 12-month period.

         "Lender" shall have the meaning set forth in the first paragraph of this Agreement and shall include any permitted assignee of a Note in accordance with Section 10.1 hereof.

         "Leverage Ratio" shall mean, the ratio, determined as of the end of each Fiscal Quarter of the Borrower for the then most-recently ended four Fiscal Quarters of (a) Consolidated Funded Debt to (b) Consolidated EBITDA. Notwithstanding the foregoing, for the Leverage Ratio calculations that require the Borrower to include financial information from any Fiscal Quarter occurring in 2003, the Borrower shall use Consolidated EBITDAR instead of Consolidated EBITDA for such calculation.

         "Licenses" shall have the meaning given to such term in the Security Agreement.

         "Lien" means any lien (statutory or other), mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention agreement).

         "Loan Documents" shall mean this Agreement, the Notes, the Collateral Documents and all other agreements, instruments, documents and certificates, including, without limitation, pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, and delivered to the Collateral Agent or the Lenders in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

         "Margin Stock" shall have the meaning set forth in Section 3.13 hereof.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, Property, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform its material obligations under the Transaction Documents to which it is a party, (c) a material portion of the Collateral, or the Collateral Agent's Liens (on behalf of itself and the Lenders) on the Collateral or the priority of such Liens or (d) the validity or enforceability of any of the Transaction Documents or the rights or remedies of the Collateral Agent or the Lenders thereunder.

         "Material Indebtedness" shall mean Indebtedness in an outstanding principal amount of $5,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

         "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

         "Maturity Date" shall mean December 5, 2008.

         "Maximum Bank One Debt" shall mean the sum of (i) the aggregate outstanding principal amount of Bank One Revolving Loans and letter of credit accommodations made or issued pursuant to the Bank One Debt Documents, Rate Management Obligations owing by the Credit Parties to the Bank One Lenders and Banking Services Obligations equal to the lesser of (A) $97,500,000 and (B) 105% of Availability (as such term is defined in the Bank One Credit Agreement as in effect on the date hereof) in effect as of the date of the last Advance or issuance of a Letter of Credit (as such terms are defined in the Bank One Credit Agreement) under the Bank One Credit Agreement plus (ii) the aggregate outstanding principal of the Export-Import Loan made pursuant to the Bank One Credit Agreement equal to the lesser of (A) the principal amount of the Export-Import Loan outstanding at any time and (B) $7,500,000 plus (iii) the aggregate outstanding principal amount of the Bank One Term Loans made pursuant to the Bank One Debt Documents equal to the principal amount of such Term Loans outstanding on the date hereof as reduced from time to time by voluntary or scheduled principal payments and prepayments of such term loans pursuant to the terms set forth in the Bank One Debt Documents (as in effect on the date hereof).

         "Maximum Lawful Rate" shall have the meaning set forth in Section 2.3(d) hereof.

         "Mortgages" shall mean any mortgage, deed of trust or other agreement which conveys or evidences a Lien, for the benefit of the Collateral Agent and the Lenders, on real Property of a Credit Party, including any amendment, modification or supplement thereto.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which a Credit Party or any member of a Controlled Group is a party or which it is obligated to make contributions.

         "Net Mark-to-Market Exposure" of a Person shall mean, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. As used in this definition, "unrealized losses" shall mean the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" shall mean the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

         "Notes" shall have the meaning set forth in the recitals.

         "Obligations" shall mean all amounts owing by the Credit Parties to the Lenders (and any of their respective assignees) pursuant to any of the Loan Documents, including all principal, interest, fees, expenses, attorneys' fees and any other sum payable by the Credit Parties under any of the Loan Documents.

         "Off-Balance Sheet Liability" of a Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any Sale and Leaseback Transaction to which such Person is a party which is not a Capital Lease, (c) any indebtedness, liability or obligation under any so-called "synthetic lease" transaction entered into by such Person, or (d) any indebtedness, liability or obligation arising with respect to any other transaction to which such Person is a party which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding obligations with respect to Operating Leases.

         "Operating Lease" of a Person shall mean any lease of Property (other than a Capital Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Operating Lease Obligations" shall mean, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under GAAP if such Operating Lease were a Capital Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

         "Other Taxes" shall have the meaning set forth in Section 2.10(b).

         "Patents" shall have the meaning given to such term in the Security Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Permitted Liens" shall have the meaning set forth in Section 5.2(g) hereof.

         "Permitted Precious Metals Agreements" means precious metals agreements and arrangements (whether styled as debt, a lease, a consignment or otherwise) entered into from time to time by any Credit Party, but only to the extent that the aggregate Dollar Equivalent of the precious metals subject thereto does not exceed $60,000,000. For purposes of this definition, "precious metals" shall include, without limitation, gold, silver, platinum, palladium and copper (even though copper is not generally deemed to be a precious metal).

         "Person" shall mean any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IRC as to which a Credit Party or any member of a Controlled Group may have any liability.

         "Prime Rate" shall mean, with respect to any period commencing on any Interest Payment Date and ending on the day immediately before the Interest Payment Date immediately following such date, the prime rate of interest specified under the Bloomberg reference identified as "PRIMBB Index" on the date that is two Business Days prior to the first day of such period; provided, however, that if such rate is not available, "Prime Rate" shall mean such rate of interest as is publicly announced by Citibank, N.A. in New York, New York on such day as its prime or base rate.

         "Prior Agreements" shall have the meaning set forth in Section 6.1(k) hereof.

         "Projections" shall have the meaning set forth in Section 5.1(a)(iv) hereof.

         "Property" of a Person shall mean any and all property, whether real, personal, tangible, intangible, or mixed, of such Person; other assets owned by such Person; and to the extent of such Person's interest therein, other assets leased or operated by such Person.

         "Rate Management Obligations" shall mean any and all obligations of the Credit Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Management Transactions, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by any Credit Party on market terms which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reportable Event" shall mean a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the IRC and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the IRC.

         "Required Lenders" shall mean, at any time, Lenders holding Loans representing greater than 50% of the sum of the aggregate principal amount of all Loans outstanding at such time.

         "Sale and Leaseback Transaction" shall mean any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor thereto.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

         "Security Agreement" shall mean that certain Pledge and Security Agreement, dated as of the date hereof, between the Credit Parties and the Collateral Agent, for the benefit of the Collateral Agent and the Lenders in the form of Exhibit C attached hereto, and any other pledge or security agreement entered into, after the Closing Date by any other Credit Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

         "Single Employer Plan" shall mean a Plan maintained by a Credit Party or any member of a Controlled Group for employees of such Credit Party or any member of a Controlled Group.

         "Special Default" shall mean any Event of Default triggered by Section 7.1(a) or the breach of the terms and provisions of Section 5.1(i), Section 5.1(k) or Section 5.2(n).

         "Stock" shall mean any and all corporate stock, units, shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership (howsoever designated) issued by any Person.

         "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is contractually subordinated to payment of the Obligations to the written satisfaction of the Collateral Agent.

         "Subsidiary" of a Person shall mean any corporation, partnership, limited liability company, association, joint venture or similar business organization more than 50% of the outstanding Stock having ordinary voting power of which shall at the time be owned or controlled by such Person. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" shall mean Property which represents more than the greater of (a) $5,000,000 or (b) 10% of the consolidated assets of a Credit Party or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of such Credit Party, as would be shown in the consolidated financial statements of such Credit Party as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

         "Taxes" shall have the meaning set forth in Section 2.10(a) hereof.

         "Trademarks" shall have the meaning given to such term in the Security Agreement.

         "Transaction Documents" shall mean this Agreement, the Notes, the Warrants and the Collateral Documents.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Ohio or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

         "Unfunded Liabilities" shall mean the aggregate "unfunded current liabilities" of all Single Employer Plans as defined under Section 412(l)(8)(A) of the IRC.

         "WAM" shall mean Williams Advanced Materials, Inc., a New York corporation.

         "Warrant" shall mean a Warrant to purchase Common Stock of the Borrower to be issued to each of the Lenders hereunder, substantially in the form of Exhibit D hereto.

         "Wholly-Owned Subsidiary" of a Person shall mean, any Subsidiary all of the outstanding Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

         References to this "Agreement" shall mean this Loan Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. The words "herein," "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

2.       LOAN FACILITY AND WARRANTS

         2.1. The Loans and Warrants. (a) Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally, and not jointly, agrees to make a Loan to the Borrower on the Closing Date in the principal amount set forth opposite such Lender's name on Schedule A. The aggregate principal amount of the Loans to be advanced by the Lenders on the Closing Date shall be $35,000,000.

                  (b) Subject to the terms and conditions set forth in this Agreement, the Borrower agrees to issue to the Lenders, on the Closing Date, the Warrants set forth opposite each such Lenders name on Schedule A. Each such Warrant shall be substantially in the form of Exhibit D hereto.

         2.2. Closing. The making of the Loans and the issuance of the Warrants (the "Closing") shall take place on December 4, 2003 or such date and time as shall be mutually agreed to by the parties hereto (the "Closing Date") at such place as shall be mutually agreed to by the parties hereto. On the Closing Date, the Borrower will deliver to each Lender (i) a Note payable to such Lender in an aggregate principal amount equal to the amount of the Loan advanced by such Lender (as set forth on Schedule A), (ii) the Warrants and
(iii) the Closing Fee (on a pro rata basis based upon each Lender's respective principal amount of the Loans set forth on Schedule A).

         2.3. Interest. (a) The Borrower shall pay accrued Cash Interest on the Loans to each Lender, quarterly in arrears on the first day of each calendar quarter commencing on January 1, 2004 through the date of repayment in full (each, an "Interest Payment Date"), on such Lender's ratable share of the outstanding principal amount of the Loans. The unpaid principal balance of the Loans shall also bear Additional Interest, which shall be compounded and become part of the outstanding principal balance of the Loans on each Interest Payment Date and shall be payable in cash on the earlier of (x) any prepayment of the Loans (as to the Loans and the amount prepaid) and (y) the Maturity Date. All interest on the Loans will be computed on the basis of a year of 360 days, composed of twelve 30-day months and the actual number of days elapsed.

                  (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate for such Loan during such extension.

                  (c) So long as any Event of Default arising out of a breach of Section 7.1(a) or Section 5.2(n) shall be continuing, the rate of Cash Interest applicable to the Loans shall be increased by (i) 1% per annum above the rate of Cash Interest otherwise applicable to the Loans to the extent such Event of Default is the first occurrence of any Event of Default under Section 7.1(a) or Section 5.2(n) and (ii) 2% per annum above the rate of Cash Interest otherwise applicable to the Loans to the extent such Event of Default is an Event of Default not described in clause (i) above (such interest rates in clauses (i) and (ii), the "Default Rates"). In no event will any deemed waiver of any Event of Default arising out of a breach of Section 5.2(n) by the Collateral Agent or the Lenders as a result of any waiver of the corresponding default under the Bank One Credit Agreement prohibit the Lenders from receiving the Default Rates specified in this Section at the times permitted by this Section.

                  (d) Notwithstanding anything to the contrary set forth in this Section 2.3, if at any time until payment in full of the Loans, the interest rate payable on any Loan exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the

"Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable on such Loans shall be equal to the Maximum Lawful Rate. Thereafter, the interest rate payable on such Loans shall be the applicable interest rate pursuant to clauses (a) through (c) above unless and until such rate again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by any Lender for any Loan pursuant to the terms hereof exceed the amount which it could lawfully have received for such Loan had the interest due hereunder for such Loan been calculated for the full term thereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.3(d), shall make a final determination that a Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any Cash Interest due or accrued and not yet paid under the Loans, then to any Additional Interest due or accrued and not yet paid under the Loans, then to the outstanding principal of the Loans, then to other unpaid Obligations and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

         2.4. Optional Prepayment. (a) Subject to Section 2.4(b) below, the Borrower may not prepay the outstanding principal amount of any of the Loans, in whole or in part, prior to December 4, 2005. From and after December 5, 2005, the Borrower may, upon at least 10 days' prior written notice to the Lenders stating the proposed date and the aggregate principal amount of the prepayment, from time to time, prepay the outstanding principal amount of the Loans, in whole or in part (in multiples of not less than $500,000 or the amount of the Loans outstanding and on a pro rata basis among the Loans). Each prepayment shall be accompanied by the payment of accrued and unpaid Additional Interest on the amount being prepaid with respect to the applicable Loan and all accrued and unpaid Cash Interest with respect to the applicable Loan, each through the date of payment, together with a prepayment premium equal to the principal amount prepaid multiplied by the percentage set forth below corresponding to the date of such prepayment:

         Date of Prepayment                         Percentage
         ------------------                         ----------
December 5, 2005 - December 4, 2006                     6%
December 5, 2006 - December 4, 2007                     3%
December 5, 2007 and thereafter                         0%

                  (b) The Borrower may, at any time prior to the date that is 9 months after the Closing Date, upon at least 10 days' prior written notice to the Lenders stating the proposed date and the aggregate principal amount of the prepayment, prepay up to $5,000,000 of the outstanding principal amount of the Loans, in whole or in part (in multiples of not less than $500,000 and on a pro rata basis among the Loans), without any prepayment premium or penalty.

         2.5. Repayment of Loans. The Borrower promises to repay the entire unpaid principal amount of, and any unpaid and accrued Cash Interest and Additional Interest on, the Loans on the Maturity Date.

         2.6. Use of Proceeds. The Borrower will use the proceeds of the issuance of the Notes hereunder to (i) repay existing indebtedness of the Credit Parties and their Subsidiaries, (ii) pay related transaction costs and fees and
(iii) for working capital needs of the Credit Parties.

         2.7. Receipt of Payments. The Borrower shall make each payment under the Notes not later than 5:00 P.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to each Lender's respective depository bank in the United States as designated by such Lender from time to time for deposit in such Lender's depositary account. For purposes only of computing interest under the Notes, all payments shall be applied by each Lender to the Notes on the day payment has been credited by such Lender's depository bank to such Lender's account in immediately available funds.

         2.8. Application of Payments. All payments hereunder shall be applied in the following order: (i) then due and payable fees and expenses; (ii) then due and payable or accrued Cash Interest payments on the Notes; (iii) then due and payable or accrued Additional Interest payments on the Notes; (iv) then outstanding principal of the Notes; (v) then other unpaid Obligations.

         2.9. Sharing of Payments. If any holder of the Notes or a portion thereof shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Notes held by it in excess of its ratable share of payments on account of the Notes, held by all holders thereof, such holder shall forthwith purchase from each other holder of Notes, as applicable, such participations in the Note held by it as shall be necessary to cause such purchasing holder to share the excess payment ratably with each other holder of Notes; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing holder, such purchase shall be rescinded and such holder shall repay to the purchasing holder the purchase price to the extent of such recovery together with an amount equal to such holder's ratable share (according to the proportion of (i) the amount of such holder's required repayment to (ii) the total amount so recovered from the purchasing holder) of any interest or other amount paid or payable by the purchasing holder in respect of the total amount so recovered. The Borrower agrees that any holder so purchasing a participation may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such holder were the direct creditor of the Borrower in the amount of such participation. The Borrower further agrees to make all payments on the Notes to all holders thereof on a pro rata basis, based on the principal amount of the Notes held by each; provided, however, that the Borrower will continue to make payments to the original Lenders until it receives at least 2 Business Days prior notice of any participations in any Note.

         2.10. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with this Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of the respective Lender, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes to any Lender, (i) the Borrower shall make such deductions and (ii) the Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other sales, transfer, exercise, mortgage recording or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, any of the Transaction Documents (hereinafter referred to as "Other Taxes").

                  (c) The Borrower shall indemnify each Lender for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to each Lender the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of any Credit Party hereunder, the agreements and obligations of the Borrower contained in this Section 2.10 shall survive the payment in full of the Notes.

         2.11. Original Issue Discount. The Borrower and the Lenders hereby acknowledge and agree that each Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the IRC, which includes the Note being issued to each Lender. Notwithstanding anything to the contrary contained herein, the Borrower and the Lenders hereby further acknowledge and agree that for United States federal, state and local income tax purposes the "issue price" of the Warrants under Section 1273(b) of the IRC shall equal $1,242,500. The Borrower and the Lenders agree to use the foregoing issue price for all income tax purposes with respect to this transaction.

3.       CREDIT PARTIES' REPRESENTATIONS AND WARRANTIES

         Each Credit Party, jointly and severally, makes the following representations and warranties to each Lender, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

         3.1. Existence and Standing. Each Credit Party is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing or full force and effect under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         3.2. Authorization and Validity. Each Credit Party has the power and authority and legal right to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Credit Party of the Transaction Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Transaction Documents to which such Credit Party is a party constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except as the same may be subject to general principles of equity.

         3.3. No Conflict; Government Consent. Neither the execution and delivery by any Credit Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Credit Party or (ii) any Credit Party's memorandum, articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, code of regulations, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any Credit Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien (other than a Permitted Lien) in, of or on the Property of such Credit Party pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing (other than appropriate filings under the UCC or other applicable law), recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by a Credit Party, is required to be obtained by any Credit Party in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Credit Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         3.4. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the

Collateral Agent, for the benefit of the Collateral Agent and the Lenders, and provided that the Collateral Agent does what is required to continue the perfection of such Liens under the UCC such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Credit Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the applicable agent and Lenders pursuant to any applicable law or agreement and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Collateral Agent has not obtained or does not maintain possession of such Collateral.

         3.5. Financial Statements. (a) The audited consolidated financial statements of the Borrower and its Subsidiaries for the period ending on December 31, 2002 heretofore delivered to the Collateral Agent and each of the other financial statements now or hereafter delivered pursuant to Section 5.1(a) were prepared in accordance with GAAP (as in effect on the date such statements were prepared) and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. The unaudited consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Quarter ended September 26, 2003 heretofore delivered by the Borrower to the Collateral Agent and the Lenders were prepared in accordance with GAAP (as in effect on the date such statements were prepared except for the presentation of footnotes and for applicable normal year-end audit adjustments) and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

                  (b) The most recent Projections delivered to the Collateral Agent pursuant to Section 5.1(a)(iv), represent the Borrower's good faith estimate (based on assumptions that the Borrower believed at the time to be reasonable) of the future consolidated financial performance of the Borrower and its Subsidiaries for the period set forth therein.

         3.6. Material Adverse Change. Since December 31, 2002, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Credit Parties which could reasonably be expected to have a Material Adverse Effect.

         3.7. Taxes. The Credit Parties have filed all U.S. federal, state and local tax returns and all other tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by any Credit Party, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Credit Parties in respect of any taxes or other governmental charges are adequate. If any Credit Party is a limited liability company, each such limited liability company qualifies for partnership tax treatment under U.S. federal tax law.

         3.8.     Litigation and Contingent Obligations. Except as set forth on
Schedule 3.8, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any Credit Party or ERISA Plan which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 3.8, no Credit Party has any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 3.5.

         3.9. Subsidiaries and Capitalization. Schedule 3.9 sets forth (i) a correct and complete list of the name and relationship to each Credit Party of each and other Credit Party and all of their Subsidiaries, (ii) the location of the chief executive office of each Credit Party and each of its Subsidiaries and each other location where any of them have maintained their chief executive office in the past five years, (iii) a true and complete listing of each class of each Credit Party's authorized Stock, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.9, and (iv) the type of entity of each Credit Party and each of its Subsidiaries. With respect to each Credit Party, Schedule 3.9 also sets forth the employer or taxpayer identification number of each Credit Party and the organizational identification number issued by each Credit Party's jurisdiction of organization or a statement that no such number has been issued. All of the issued and outstanding Stock owned by any Credit Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

         3.10. ERISA. As of May 31, 2003, the Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $30,000,000 for the Domestic Credit Parties. No Credit Party or any other member of the Controlled Group is party to, or had an obligation with respect to, and Multiemployer Plan. No Credit Party or any other member of the Controlled Group has incurred, or is reasonably expected to incur, any excise tax or penalty relating to an ERISA Plan, any material liability to the PBGC or any withdrawal liability to Multiemployer Plans. Each ERISA Plan complies and has been administered in all material respects with all applicable requirements of law and regulations, no Reportable Event, prohibited transaction (as defined in ERISA Section 406 or IRC
Section 4975) or breach of fiduciary duty under ERISA has occurred with respect to any Plan, no Credit Party or any other member of a Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

         3.11. Accuracy of Information. No information, exhibit or report furnished by any Credit Party to the Collateral Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents taken as a whole contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading at the time made and in light of the circumstances in which such facts were presented.

         3.12. Names; Prior Transactions. Except as set forth on Schedule 3.12, the Credit Parties have not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any Acquisition.

         3.13. Regulation U. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

         3.14. Material Agreements. Schedule 3.14 hereto sets forth as of the Closing Date all material agreements and contracts (for purposes of this Section, defined as those agreements and contracts required to be filed by the Borrower with the SEC with the Borrower's periodic reports) to which any Credit Party is a party or is bound as of the date hereof. No Credit Party is subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any material agreement to which it is a party or
(ii) any agreement or instrument evidencing or governing Material Indebtedness.

         3.15. Compliance With Laws. The Credit Parties have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

         3.16. Ownership of Properties. Except as set forth on Schedule 3.16, on the date of this Agreement, the Credit Parties will have good title, free of all Liens other than those permitted by Section 5.2(b), to all of the Property reflected in the Credit Parties' most recent consolidated financial statements provided to the Collateral Agent as owned by the Credit Parties.

         3.17. Plan Assets; Prohibited Transactions. No Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the IRC), and neither the execution of this Agreement nor the making of the Loans hereunder gives rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the IRC.

         3.18. Environmental Matters. In the ordinary course of its business, the officers of each Credit Party consider the effect of Environmental Laws on the business of such Credit Party, in the course of which they identify and evaluate potential risks and liabilities accruing to such Credit Party due to Environmental Laws. Except as set forth in Schedule 3.18, the Credit Parties have complied with all Environmental Laws in all material respects, and no Credit Party has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment.

         3.19. Investment Company Act. No Credit Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         3.20. Public Utility Holding Company Act. No Credit Party is a "holding company" or a "subsidiary company" of a "holding company," or an "Affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3.21. Bank Accounts. Exhibit B to the Security Agreement contains a complete and accurate list of all bank accounts (other than petty cash accounts with a balance of less than $5,000) maintained by each Credit Party with any bank or other financial institution.

         3.22. Indebtedness. The Credit Parties have no Indebtedness, except for (a) the Obligations, (b) the Indebtedness described on Schedule 3.22 and (c) the Indebtedness pursuant to the Permitted Precious Metals Agreements existing on the date hereof.

         3.23. Affiliate Transactions. Except as set forth on Schedule 3.23, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Credit Party and any of the officers, members, managers, directors, stockholders, parents, other interest holders, employees, or Affiliates (other than Subsidiaries) of any Credit Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Credit Party or any Person with which any Credit Party has a business relationship or which competes with any Credit Party.

         3.24. Real Property; Leases. Schedule 3.24 sets forth a correct and complete list of all real Property owned by each Credit Party, all material leases and subleases of real Property by each Credit Party as lessee or sublessee, and all leases and subleases of real Property by each Credit Party as lessor or sublessor. For purposes of the foregoing sentence, "material" shall mean a lease or sublease related to a location where Inventory in excess of $1,000,000 is located. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any Credit Party, or to the knowledge of the Credit Parties, by any other party to any such lease or sublease exists. Each Credit Party has good and indefeasible title in fee simple to the real Property identified on Schedule 3.24 as owned by such Credit Party, or valid leasehold interests in all real Property designated therein as "leased" by such Credit Party.

         3.25. Intellectual Property Rights. (a) Schedule 3.25 sets forth a correct and complete list of all registered Intellectual Property Rights of each Credit Party; (b) none of the Intellectual Property Rights listed in Schedule
3.25 is subject to any material licensing agreement or similar arrangement except as set forth in Schedule 3.25; (c) the Intellectual Property Rights described in Schedule 3.25 constitute all of the material property of such type necessary to the current and anticipated future conduct of the Credit Parties' business; (d) to each Credit Party's knowledge, no Intellectual Property Right now contemplated to be employed, by any Credit Party infringes in any material respect upon any rights held by any other Person; and (e) no claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Credit Party, threatened.

         3.26. Insurance. The Credit Parties maintain, with financially sound and reputable Insurers, insurance with coverage and limits as required by law and (except to the extent self-insured by the Credit Parties) as is customary with Persons engaged in the same or substantially similar lines of business as the Credit Parties. Schedule 3.26 lists all insurance policies of any nature maintained by each Credit Party, as well as a summary of the terms of each such policy.

         3.27.    Solvency.

                  (a) Immediately after the making of the Loans, and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of each Credit Party, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of each Credit Party; (ii) the present fair saleable value of the Property of each Credit Party will be greater than the amount that will be required to pay the probable liability of each Credit Party on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Credit Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Credit Party will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                  (b) The Borrower does not intend to, or to permit any of its Subsidiaries to, and do not believe that it or any of the Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by them or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         3.28. Subordinated Indebtedness. The Obligations constitute senior, subordinated indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

         3.29. Post-Retirement Benefits. As of January 1, 2003, the aggregate present actuarial value of the expected cost of post-retirement medical and insurance benefits payable by each Domestic Credit Party to its employees and former employees, as estimated by such Domestic Credit Party in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $46,000,000.

         3.30. Common Enterprise. The successful operation and condition of each of the Credit Parties is dependent on the continued successful performance of the functions of the group of the Credit Parties as a whole and the successful operation of each of the Credit Parties is dependent on the successful performance and operation of each other Credit Party. Each Credit Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Credit Parties and (ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies. Each Credit Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Credit Party is within its purpose, will be of direct and indirect benefit to such Credit Party, and is in its best interest.

         3.31. Reportable Transaction. The Borrower does not intend to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, they will promptly notify the Collateral Agent thereof.

         3.32. Labor Disputes. Except as set forth on Schedule 3.32, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its Subsidiaries or their employees.

         3.33. Specifically Designated National and Blocked Persons. No Credit Party or any of its Affiliates is a country, individual or entity named on the Specifically Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

         3.34. Issuance of Warrants. The issuance of the Warrants has been duly authorized by all necessary corporate action on the part of the Borrower and, upon delivery of the Warrants, the Warrants will have been validly issued, free and clear of all pledges, liens, encumbrances and preemptive rights. The issuance of shares of Common Stock upon exercise of the Warrants has been duly authorized by all necessary corporate action on the part of the Borrower and, when issued upon exercise of the Warrants, such

Common Stock will have been validly issued and fully paid and non-assessable. The Borrower has duly reserved 115,000 shares of Common Stock for issuance pursuant to the terms of the Warrants.

         3.35. Securities Laws. Subject to the representations and warranties of each Lender set forth in Section 4, the offer, issuance, sale and delivery of the Warrants, as provided in this Agreement, are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and are otherwise in compliance with such laws. Neither the Borrower nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of Borrower under circumstances which would require the integration of such offering with the offering of the Warrants under the Securities Act and the rules and regulations of the SEC thereunder) which could reasonably be expected to subject the offering, issuance or sale of the Warrants to the registration requirements of Section 5 of the Securities Act.

         3.36. Brokers. Except for Durham Capital Corp., the fees of which will be the sole responsibility of the Borrower, no broker or finder acting on behalf of any Credit Party or any of its Subsidiaries brought about the consummation of the transactions contemplated pursuant to this Agreement and neither such Credit Party nor any of its Subsidiaries has any obligation to any Person in respect of any finder's or brokerage fees (or any similar obligation) in connection with the transactions contemplated by this Agreement.

4.       LENDERS' REPRESENTATIONS AND WARRANTIES

         Each Lender, severally and not jointly, makes the following representations and warranties to the Borrower, each and all of which shall survive the execution and delivery of this Agreement and the closings hereunder:

         4.1. Investment Intention. Such Lender is purchasing the Warrants for its own account, for investment purposes and not with a view to the distribution thereof. Such Lender will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of the Warrants (or solicit any offers to buy, purchase, or otherwise acquire any of the Warrants), except in compliance with the Securities Act and any other applicable law.

         4.2. Accredited Investor. Such Lender is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

         4.3. Restricted Securities. Each Lender understands that the Warrants it is purchasing may be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such

Warrants may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Lender represents that it is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         4.4. Brokers. Except for Durham Capital Corp., the fees of which will be the sole responsibility of the Borrower, no broker or finder acting on behalf of any Lender brought about the consummation of the transactions contemplated pursuant to this Agreement and such Lenders have no obligation to any Person in respect of any finder's or brokerage fees (or any similar obligation) in connection with the transactions contemplated by this Agreement.

5.       COVENANTS

         5.1. Affirmative Covenants. Each Credit Party, jointly and severally, covenants and agrees that from and after the date hereof (except as otherwise provided herein, or unless the Required Lenders have given their prior written consent) so long as the Notes are outstanding, it shall:

                  (a) Financial Statements, Reports, Certificates. Provide to each Lender:

                           (i)      within 90 days after the close of each
Fiscal Year of the Borrower and its Subsidiaries, an unqualified audit report certified by independent certified public accountants acceptable to the Required Lenders, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants), including balance sheets as of the end of such Fiscal Year, related profit and loss statements, and a statement of cash flows, accompanied by (1) a management letter prepared by said accountants, if any, and (2) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Event of Default, or if, in the opinion of such accountants, any Default or Event of Default shall exist, stating the nature and status thereof;

                           (ii)     within 45 days after the close of the first
three Fiscal Quarters of each Fiscal Year of the Borrower and its Subsidiaries (commencing with the first Fiscal Quarter of 2004), consolidated and consolidating unaudited balance sheets as at the close of each such Fiscal Quarter and consolidated and consolidating profit and loss statements and a statement of cash flows for the period from the beginning of the applicable Fiscal Year to the end of such Fiscal Quarter, all certified by its chief financial officer in a manner consistent with certifications filed with the Securities and Exchange Commission with respect to such statements and prepared in accordance with GAAP (except for exclusion of footnotes and subject to normal year-end audit adjustments);

                           (iii)    within 20 days after the close of each
Fiscal Month of the Borrower and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such Fiscal Month and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of the applicable Fiscal Year to the end of such Fiscal Month, all prepared in accordance with GAAP (except for exclusion of footnotes and subject to normal year-end audit adjustments);

                           (iv) as soon as available, but in any event not more
than 60 days prior to the end of each Fiscal Year of the Borrower, but not less than 30 days prior to the end of such Fiscal Year, a copy of the forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrower for each Fiscal Quarter of the following Fiscal Year (the "Projections") in form reasonably satisfactory to the Collateral Agent;

                           (v) within 2 Business Days of delivery to the
Borrower and, in any event within 40 days after the end of each Fiscal Month, a copy of the "Operating Financial Package" for the immediately preceding Fiscal Month substantially in the form of, and containing the information set forth in, Exhibit E hereto (including, but not limited to, a Consolidated Income Statement, Statement of Cash Flows, Balance Sheet, Analysis of Net Sales and Value Added and a comparison of Forecasted and Actual Performance); and

                           (vi) simultaneously with any such delivery to Bank
One, NA pursuant to the Bank One Credit Agreement, a copy of the Aggregate Borrowing Base Certificate (as such term is defined in the Bank One Credit Agreement), which Certificate shall specifically identify the Inventory and Accounts of WAM used in such Certificate.

                  (b) Use of Proceeds. (i) Use the proceeds of the Loans (1) to repay existing indebtedness, (2) pay related transaction costs and fees and (3) for working capital needs (not otherwise prohibited by this Agreement).

                           (ii) The Borrower will not, nor will it permit any
Credit Party to, use any of the proceeds of the Loans to (1) purchase or carry any Margin Stock in violation of Regulation U, (2) repay or refinance any Indebtedness of any Person incurred to buy or carry any Margin Stock, or (3) acquire any security in any transaction that is subject to Section 13 or Section 14 of the Exchange Act.

                  (c) Notices. Through the Borrower, give prompt notice in writing to the Collateral Agent and the Lenders of:

                           (i) the occurrence of any Default or Event of Default
(which notice shall comply with Section 10.10);

                           (ii) any other development, financial or otherwise,
which could reasonably be expected to have a Material Adverse Effect;

                           (iii) the assertion by the holder of any Stock of any
Credit Party or the holder of any Indebtedness of any Credit Party in excess of $2,000,000 that any default exists with respect thereto or that any Credit Party is not in compliance therewith;

                           (iv) receipt of any written notice that any Credit
Party is subject to any non-routine investigation by any governmental entity with respect to any potential or alleged violation of any applicable Environmental Law or of imposition of any Lien against any Property of any Credit Party for any liability with respect to damages arising from, or costs resulting from, any violation of any Environmental Laws;

                           (v) receipt of any notice of litigation commenced or
threatened against any Credit Party that (i) seeks damages in excess of $2,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Multiemployer Plan or ERISA Plan, its fiduciaries or its assets,
(iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Multiemployer Plan, ERISA Plan, or Environmental Laws; or (vi) involves any product recall to the extent such product recall could reasonably be expected to have a Material Adverse Effect;

                           (vi) any Lien (other than Permitted Liens) or claim
made or asserted against any material portion of the Collateral;

                           (vii) unless otherwise permitted hereunder, its
decision to change, (1) such Credit Party's name or type of entity, (2) such Credit Party's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, and (3) the location where any Collateral is held or maintained; provided that, in no event shall the Collateral Agent receive notice of such change less than thirty days prior thereto;

                           (viii) commencement of any proceedings contesting any
tax, fee, assessment, or other governmental charge in excess of $1,000,000;

                           (ix) any loss, damage, or destruction to the
Collateral in the amount of $500,000 or more, whether or not covered by insurance;

                           (x) any and all payment or other material default
notices received under or with respect to any leased location or public warehouse where Collateral with a value in excess of $1,000,000 is located (which shall be delivered within two Business Days after receipt thereof);

                           (xi) all material amendments to real estate leases
where Collateral with a value in excess of $1,000,000 is located, together with a copy of each such amendment;

                           (xii) immediately after becoming aware of any pending
or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries, in the case of any of the foregoing, which could reasonably be expected to have a Material Adverse Effect;

                           (xiii) evidence of payment of monthly lease or rental
payments as to each leased or rented location where Collateral with a value in excess of $1,000,000 is located and for which a landlord or bailee waiver has not been obtained (which shall be delivered within 10 Business Days after payment thereof);

                           (xiv) the fact that such Credit Party has entered
into a Rate Management Transaction or an amendment to a Rate Management Transaction, which notice may be made via email to the Collateral Agent, and, if requested by the Collateral Agent, together with copies of all agreements evidencing such Rate Management Transactions or amendments thereto (which shall be delivered within 30 days);

                           (xv) the fact that the Indebtedness of any Foreign
Subsidiary (other than a Credit Party) exceeds $5,000,000; and

                           (xvi) any other matter as the Collateral Agent may
reasonably request.

                  (d) Conduct of Business. (i) Carry on and conduct its business in substantially the same manner and in substantially the same or related fields of enterprise as it is presently conducted;

                           (ii) do all things necessary to remain duly
incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted;

                           (iii) keep adequate books and records with respect to
its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements delivered to the Collateral Agent pursuant to Section 5.1(a);

                           (iv) at all times maintain, preserve and protect all
of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and

                           (v) transact business only in such corporate and
trade names as are set forth in Schedule 3.12 or in any notice delivered to the Collateral Agent in accordance with Section 5.1(c)(viii).

                  (e) Taxes. Timely file complete and correct U.S. federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits, Property or Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP on the Borrower's consolidated financial statements. At any time that any Credit Party is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under U.S. federal tax law. The Credit Parties shall pay all transfer, excise or similar taxes (not including income or franchise taxes) in connection with the issuance, sale, delivery or transfer by the Credit Parties to the Lenders of the Warrants, and shall indemnify and save the Lenders harmless without limitation as to time against any and all liabilities with respect to such taxes. The Credit Parties shall not be responsible for any taxes in connection with the transfer of the Warrants by the holder thereof. The obligations of the Credit Parties under this
Section 5.1(e) shall survive the payment, prepayment or redemption of the Notes and the termination of this Agreement.

                  (f) Payment of Indebtedness and Other Liabilities. Pay or discharge when due all Material Indebtedness permitted by Section 5.2(b) owed by such Credit Party and all other liabilities and obligations due to materialmen, mechanics, carriers, warehousemen, and landlords, except that the Credit Parties may in good faith contest, by appropriate proceedings diligently pursued, any such obligations; provided that, (i) adequate reserves have been set aside for such liabilities in accordance with GAAP, (ii) such liabilities would not result in aggregate liabilities in excess of $1,000,000, (iii) no Lien shall be imposed to secure payment of such liabilities that is superior to the Collateral Agent's Liens securing the Obligations, (iv) none of the Collateral becomes subject to forfeiture or loss as a result of the contest and (v) such Credit Party shall promptly pay or discharge such contested liabilities, if any, and shall deliver to the Collateral Agent evidence reasonably acceptable to the Collateral Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this proviso are no longer met.

                  (g) Insurance. (i) At all times maintain, with financially sound and reputable carriers having a Financial Strength rating of at least A-by A.M. Best Company, insurance against: (1) loss or damage by fire and loss in transit; (2) theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; (3) business interruption; and (4) such other hazards, as is customary in the business of such Credit Party (it being agreed that the Credit Parties need not obtain or maintain general liability insurance, including, specifically with respect to environmental matters of chronic beryllium disease, on terms that the Credit Parties, in their reasonable business judgment, determine unnecessary or prohibitively expensive). All such insurance shall be in amounts, cover such assets and be under policies generally consistent with the insurance maintained by the Credit Parties on the date hereof. In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a "Special Flood Hazard Area," the applicable Credit Party shall purchase and maintain flood insurance on such Collateral (including any personal Property which is located on any real Property leased by such Credit Party within a "Special Flood Hazard Area"). The amount of all insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended. All premiums on such insurance shall be paid when due by the applicable Credit Party, and copies of the policies delivered to the Collateral Agent. If, at any time, any portion of the Collateral is not insured as required by this Section (either as obtained by the Credit Parties or Bank One, NA, as agent under the Bank One Credit Agreement), the Collateral

Agent at the direction of the Required Lenders may obtain such insurance at the Borrower's expense.

                           (ii) With respect to each parcel of real Property
which is required to be subject to a Lien in favor of the Collateral Agent, at all times maintain ALTA or other mortgagee's title policy insurance on such real Property, endorsed in favor of Bank One, NA, as agent under the Bank One Credit Agreement and, after the payment in full of the Bank One Debt, maintain such insurance on such real Property, endorsed in favor of the Collateral Agent.

                           (iii) All insurance policies required under Section
5.1(g)(i) shall name the Collateral Agent (for the benefit of the Collateral Agent and the Lenders) as an additional insured or as loss payee, as applicable, as its interests may appear and, after the payment in full of the Bank One Debt, shall provide that, or contain loss payable clauses or mortgagee clauses, in form and substance reasonably satisfactory to the Collateral Agent, which provide that:

                           (1) all proceeds thereunder with respect to any Collateral shall be payable to the Collateral Agent;

                           (2) no such insurance shall be affected by any act or neglect of the insured or owner of the Property described in such policy; and

                           (3) such policy and loss payable clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Collateral Agent.

                           (iv) Notwithstanding the foregoing, after the payment
in full of the Bank One Debt, any insurance or condemnation proceeds received by the Credit Parties shall be immediately forwarded to the Collateral Agent and the Collateral Agent may, at its option, apply any such proceeds to the reduction of the Obligations.

                  (h) Compliance with Laws. Except where the failure to comply would not have a Material Adverse Effect, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

                  (i) Inspection. Permit the Collateral Agent, on behalf of the Lenders, and its respective employees, representatives and agents, from time to time upon two Business Days' prior notice as frequently as the Collateral Agent reasonably determines to be appropriate, to (1) inspect any of the Property, the Collateral, and the books and financial records of such Credit Party, (2) examine, audit and make extracts or copies of the books of accounts and other financial records of such Credit Party, (3) have access to its properties, facilities, the Collateral and its advisors, officers, directors and employees to discuss the affairs, finances and accounts of such Credit Party and (4) review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of such Credit Party. If a Default has occurred and is continuing, each Credit Party shall provide such access to the Collateral Agent and to each Lender at all times and without advance notice. During any inspection, the Collateral Agent and each Lender will, and will cause their respective employees, representatives and agents to, comply with all health, safety and security requirements in effect at any such Property or location where Collateral or books or records are located. Furthermore, so long as any Default has occurred and is continuing, each Credit Party shall provide the Collateral Agent and each Lender with access to its suppliers. Each Credit Party shall promptly make available to the Collateral Agent and its counsel originals or copies of all books and records that the Collateral Agent may reasonably request. The Credit Parties acknowledge that from time to time the Collateral Agent may prepare and may distribute to the Lenders certain audit reports pertaining to the Credit Parties' assets for internal use by the Collateral Agent and the Lenders from information furnished to it by or on behalf of the Credit Parties, after the Collateral Agent has exercised its rights of inspection pursuant to this Agreement.

                  (j) Appraisals and Annual Update. (i) Whenever an Event of Default has occurred and is continuing, and at such other times commencing after April 1, 2004 (not more frequently than twice per Fiscal Year) as the Collateral Agent requests, at their sole expense, provide the Collateral Agent with such reports as it provides Bank One, NA, as agent under the Bank One Credit Agreement, with respect to appraisals of the Credit Parties' Inventory, Equipment and real Property and updates thereof, such appraisals and updates to include, without limitation, information required by applicable law and regulations and by the internal policies of the Lenders.

                           (ii) Upon the Collateral Agent's request, but not
more than once per Fiscal Year, provide an update, in form and substance satisfactory to the Collateral Agent, of the Financial Due Diligence Report dated October 2003 prepared by Ernst & Young relating to the financial condition of WAM and its Subsidiaries.

                  (k) Communications with Accountants. Authorize (i) the Collateral Agent and (ii) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to communicate to the Collateral Agent and each Lender information relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party.

                  (l) Collateral Access Agreements and Real Estate Purchases. Use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Collateral Agent. After the Closing Date, no real Property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of the Collateral Agent or, unless and until a Collateral Access Agreement satisfactory to the Collateral Agent shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform in all material respects its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located. To the extent permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in real Property after the Closing Date, it shall first provide to the Collateral Agent a mortgage or deed of trust (which shall be filed one day after any similar mortgage or deed of trust executed in favor of the agent under the Bank One Credit Agreement) granting the Collateral Agent a Lien on such real Property subject to no other Liens other than Permitted Liens, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by the Collateral Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by the Collateral Agent, in each case, in form and substance reasonably satisfactory to the Collateral Agent.

                  (m) Deposit Account Control Agreements. Subject to the prior rights of Bank One pursuant to the Bank One Credit Agreement, provide to the Collateral Agent, upon such Agent's request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of a Credit Party as set forth in the Security Agreement.

                  (n) Observer. Upon the occurrence and during the continuation of any Special Default, (i) provide the Collateral Agent with the right to designate an observer, without voting rights, who will be entitled to attend all meetings of the Borrower's Board of Directors (including audit committee meetings but no other committee meetings) and (ii) provide the Collateral Agent with copies of the minutes of all committee meetings of the Borrower's Board of Directors. Any observer designated pursuant to this Section shall be entitled to notice of all such meetings and to all information provided to participants in such meetings subject to the confidentiality provisions in Section 10.15 hereof. Such observer shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at such meetings. If any Special Default is cured prior to the time the Collateral Agent is able to exercise its rights pursuant to this Section, the observer designated pursuant to this Section shall, in any event, have the right to attend one Board of Directors meeting and one audit committee meeting after the date such Special Default is cured.

                  (o) Key Man Life Insurance. Within 120 days of the Closing Date, obtain as owner and beneficiary a key man life insurance contract on Richard Sager in an amount not less than $10,000,000 and execute in favor of the Collateral Agent for the benefit of the Lenders, a collateral assignment in form and substance satisfactory to the Collateral Agent of such contract; provided that any proceeds of such contract received by the Collateral Agent shall be applied to repay the Obligations without any prepayment premium or penalty.

         5.2. Negative Covenants. Each Credit Party covenants and agrees that from and after the date hereof (except as otherwise provided herein, or unless the Required

Lenders have given their prior written consent) so long as the Notes are outstanding it shall not:

                  (a) Dividends. (i) Directly or indirectly, declare or pay any dividends or make any distributions on its Stock (other than dividends or distributions payable in its own common stock) or redeem, repurchase or otherwise acquire or retire any of its Stock at any time outstanding, except that, if no Default or Event of Default has occurred and is continuing or would result after giving effect to such payment, any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Credit Party.

                           (ii) Directly or indirectly enter into or become
bound by any agreement, instrument, indenture or other obligation (other than this Agreement, the other Loan Documents and the Bank One Debt Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of the Borrower to the Borrower.

                  (b) Indebtedness. Directly or indirectly, create, incur or suffer to exist any Indebtedness, except:

                           (i) Indebtedness evidenced by this Agreement and the
other Loan Documents;

                           (ii) the Bank One Debt;

                           (iii) Indebtedness existing on the date hereof and
described in Schedule 3.22;

                           (iv) purchase money Indebtedness or Capitalized Lease
Obligations incurred in connection with the purchase of any Equipment; provided that, the amount of such purchase money Indebtedness or Capitalized Lease Obligations shall be limited to an amount not in excess of the purchase price of such Equipment and the aggregate of all such purchase money Indebtedness and Capitalized Lease Obligations incurred in any Fiscal Year shall not exceed $2,500,000;

                           (v) Indebtedness which represents an extension,
refinancing, or renewal of any of the Indebtedness described in clauses (iii),
(iv) and (viii) hereof; provided that, (1) the then outstanding principal amount or interest rate of such Indebtedness is not increased, (2) any Liens securing such Indebtedness are not extended to any additional Property of any Credit Party, (3) no Credit Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (4) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced, renewed, (5) the terms of any such extension, refinancing, or renewal are not less favorable in any material respect to the obligor thereunder than the original terms of such Indebtedness, and (6) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness shall include subordination terms and conditions that are at least as favorable to the Collateral Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

                           (vi) Indebtedness owing by any Credit Party to any
other Credit Party with respect to intercompany loans, provided that:

                           (1) the applicable Credit Parties shall have executed and delivered to the other Credit Parties, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by any Credit Party to any other Credit Party, which Intercompany Notes shall be in form and substance reasonably satisfactory to the Collateral Agent and shall be pledged to the Collateral Agent pursuant to the Security Agreement as additional collateral security for the Obligations;

                           (2)      the Credit Parties shall record all
                                    intercompany transactions on its books and records in a manner reasonably satisfactory to the Collateral Agent;

                           (3) the obligations of the Credit Parties under any such Intercompany Notes shall be subordinated to the Obligations of the Credit Parties hereunder in a manner reasonably satisfactory to the Collateral Agent; provided that so long as no Event of Default has occurred and is continuing, the Credit Parties may repay the obligations under the Intercompany Notes;

                           (4) at the time any such intercompany loan or advance is made by the Credit Parties and after giving effect thereto, such Credit Party shall be solvent (as measured pursuant clauses (i) through (iv) of Section 3.27(a) hereof); and

                           (5) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan.

                           (vii) Contingent Obligations (A) by endorsement of
instruments for deposit or collection in the ordinary course of business, (B) consisting of the Guaranty and guarantees of Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted elsewhere in this Section 5.2(b), and (C) under the Kazakhstan Contract;

                           (viii) Indebtedness arising under Rate Management
Transactions (including any Rate Management Transactions permitted by clause
(iii) above) having an aggregate Net Mark-to-Market Exposure not exceeding $15,000,000;

                           (ix) other unsecured Indebtedness in an amount not in
excess of $1,000,000; and

                           (x) Indebtedness arising under any Permitted Precious
Metals Agreement.

                  (c) Capital Structure. If all or any part of a Credit Party's Stock has been pledged to the Collateral Agent, issue additional Stock.

                  (d) Mergers. Merge or consolidate with or into any other Person, except that (a) any Subsidiary of the Borrower may merge into the Borrower or a Wholly-Owned Subsidiary of the Borrower and (b) any Credit Party may merge with any other Credit Party.

                  (e) Sales of Assets. Lease, sell or otherwise dispose of its Property (including any Stock owned by it) to any other Person (other than another Credit Party), except:

                           (i) sales of Inventory in the ordinary course of
business;

                           (ii) the sale or other disposition of Equipment that
is obsolete or no longer useful in any way in such Credit Party's business; and

                           (iii) the sale or disposition of other assets having
a book value not exceeding $250,000 in the aggregate in any Fiscal Year,

so long as the Net Cash Proceeds of any sale or disposition permitted pursuant to this Section 5.2(e) (other than pursuant to clause (i)) shall be used to repay the obligations under the Bank One Credit Agreement, or if the Bank One Debt has been paid in full, the Obligations.

                  (f) Investments and Acquisitions. Directly or indirectly in any transaction or related series of transactions, (i) make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, (ii) create any Subsidiary or (iii) become or remain a partner in any partnership or joint venture, or (iv) make any Acquisition, except:

                           (1) Investments in Cash Equivalents, subject to control agreements in favor of the Collateral Agent for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of the Collateral Agent for the benefit of the Lenders, subject in each case to the control agreements and security interest in favor of Bank One, NA, as agent for the lenders under the Bank One Credit Agreement;

                           (2) Investments in Subsidiaries existing as of the Closing Date;

                           (3) other Investments in existence on the Closing Date and described in Schedule 5.2(f);

                           (4) Investments consisting of loans or advances made to employees of such Credit Party on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses and similar purposes up to a maximum of $10,000 to any employee and up to a maximum of $50,000 in the aggregate at any one time outstanding;

                           (5)      subject to the Security Agreement,
                                    Investments comprised of notes payable, or stock or other securities issued by account debtors to such Credit Party pursuant to negotiated agreements with respect to settlement of such Customer's Accounts in the ordinary course of business, consistent with past practices;

                           (6) additional Investments in Subsidiaries which are Credit Parties;

                           (7) other Investments not to exceed $2,500,000 each, and $7,500,000 in the aggregate during the term of this Agreement;

                           (8) Acquisitions in which the cash portion of the purchase price does not exceed $2,500,000 per Acquisition and $7,500,000 in aggregate for all Acquisitions during any Fiscal Year (it being understood that there shall be no limit on Acquisitions using common stock of the Borrower);

                           (9) Investments up to an aggregate amount of $5,000,000 made in connection with compensation arrangements, employee option plans or deferred director compensation arrangements consistent with the past practices of such Credit Party;

                           (10) Investments under Permitted Precious Metals Agreements;

                           (11) Investments in an aggregate amount not to exceed $2,000,000 at any time in Egbert Corp., a Subsidiary of the Borrower, in connection with any required environmental remedial action taken by Egbert Corp.;

                           (12) Investments in an aggregate amount not to exceed $2,000,000 in any Fiscal Year and $4,000,000 at any time in Egbert Corp. in connection with any retiree medical benefits that are required to be payable to former employees of Egbert Corp. pursuant to their existing benefits arrangements with Egbert Corp.; and

                           (13) Investments in Subsidiaries other than Credit Parties in an aggregate amount not to exceed $500,000 in any Fiscal Year and $1,000,000 at any time in connection with any administrative or ministerial expenses including, without limitation, any franchise taxes, payable by such Subsidiaries.

                  (g) Liens. Create, incur or suffer to exist any Lien in, of, or on the Property of any Credit Party, except the following (collectively, "Permitted Liens"):

                           (i) Liens existing on the date hereof in and to the
Collateral securing the Bank One Debt;

                           (ii) Liens for taxes, fees, assessments, or other
governmental charges or levies on the Property of such Credit Party if such Liens (i) shall not at the time be delinquent or (ii) subject to the provisions of Section 5.1(e), do not secure obligations in excess of $1,000,000, are being contested in good faith and by appropriate proceedings diligently pursued, adequate reserves in accordance with GAAP have been provided on the books of such Credit Party, and a stay of enforcement of such Lien is in effect;

                           (iii) Liens imposed by law, such as carrier's,
warehousemen's, and mechanic's Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than ten days past due or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves shall have been provided on such Credit Party's books;

                           (iv) statutory Liens in favor of landlords of real
Property leased by such Credit Party; provided that, such Credit Party is current with respect to payment of all rent and other material amounts due to such landlord under any lease of such real Property;

                           (v) Liens arising out of pledges or deposits under
worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or to secure the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure statutory obligations (other than liens arising under ERISA or Environmental Laws) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds;

                           (vi) utility easements, building restrictions, and
such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of such real Property or interfere in any material respect with the use thereof in the business of such Credit Party;

                           (vii) the equivalent of the types of Liens discussed
in clauses (ii) through (vi) above, inclusive, in any jurisdiction in which any Credit Party is engaged in business or owns Property or assets;

                           (viii) Liens existing on the Closing Date and
described in Schedule 5.2(g) or existing in connection with Indebtedness described on Schedule 3.22;

                           (ix) Liens resulting from any extension, refinancing,
or renewal of the related Indebtedness as permitted pursuant to Section 5.2(b)(v); provided that, the Liens evidenced thereby are not increased to cover any additional Property not originally covered thereby;

                           (x) Liens securing purchase money Indebtedness of
such Credit Party permitted pursuant to Section 5.2(b)(iv); provided that, such Liens attach only to the Property which was purchased with the proceeds of such purchase money Indebtedness;

                           (xi) Liens arising from judgments or orders under
circumstances that do not constitute a Default under Section 7.1(j);

                           (xii) Liens arising in connection with Permitted
Precious Metals Agreements; and

                           (xiii) Liens in favor of the Collateral Agent granted
pursuant to any Loan Document.

                  (h) Change of Name or Location; Change of Fiscal Year. Change
(i) its name as it appears in official filings in the state of its incorporation or organization, (ii) its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Security Agreement, (iii) the type of entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or other organization, or (v) its state of incorporation or organization, in each case, without at least 30 days prior written notice to the Collateral Agent and the Collateral Agent shall have either (i) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Collateral Agent's security interest in the Collateral, or (ii) after the Collateral Agent's written acknowledgment that any reasonable action requested by the Collateral Agent in connection therewith, including to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and, provided that, with respect to any Domestic Credit Party, any new location shall be in the continental U.S. No Credit Party shall change its Fiscal Year.

                  (i) Transactions with Affiliates. Except as set forth on
Schedule 3.22, enter into any transaction (including, without limitation, the purchase or sale of any

Property or service) with, or make any payment or transfer (including, without limitation, any payment or transfer with respect to any fees or expenses for management services) to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms no less favorable to such Credit Party than such Credit Party would obtain in a comparable arms-length transaction.

                  (j) Amendments to Organizational Documents. Except as required in connection with a transaction or circumstance described in Sections 5.2(d) or
(h), no Credit Party will, nor will any Credit Party permit its Subsidiary to, amend or terminate its articles of incorporation, charter, certificate of formation, by-laws, operating, management or partnership agreement or other organizational document in any manner that could reasonably be expected to adversely affect the Lenders.

                  (k) Prepayments. (i) Directly or indirectly, voluntarily purchase, redeem, defease, acquire or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness of any Credit Party prior to its scheduled maturity, other than (1) the Obligations in accordance with this Agreement, (2) the Bank One Debt, (3) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 5.2(e), (4) Indebtedness permitted by Section 5.2(b)(v) upon any refinancing thereof in accordance therewith, (5) Indebtedness permitted by Section 5.2(b)(vi) at times permitted by such Section and (6) Indebtedness permitted by Section 5.2(b)(x).

                           (ii) Make any amendment or modification to the
indenture, note or other agreement evidencing or governing any Subordinated Indebtedness.

                  (l) Financial Contracts. Enter into or remain liable upon any Financial Contract, except for Rate Management Transactions permitted by Section 5.2(b)(viii).

                  (m) Capital Expenditures. No Credit Party shall expend, in the aggregate for the Credit Parties, in excess of (a) $9,000,000 for Fiscal Year 2003; (b) $15,000,000 for Fiscal Year 2004; (c) $20,000,000 for Fiscal Year
2005; and (d) $25,000,000 for Fiscal Year 2006 for Capital Expenditures for the Borrower and its Subsidiaries; provided that, to the extent that the Credit Parties do not expend the amount permitted by this Section 5.2(m) in any Fiscal Year, such unexpended amount, up to a maximum of 50% of the permitted amount for such Fiscal Year, may be carried forward to the immediately succeeding Fiscal Year.

                  (n) Financial Covenants.

                           (i) Leverage Ratio. Permit the Leverage Ratio,
determined as of the end of each of its Fiscal Quarters for the then most-recently ended four Fiscal Quarters, to be greater than:

            MEASUREMENT PERIOD                          LEVERAGE RATIO
            ------------------                          --------------
    Closing Date through March 31, 2004                  6.00 to 1.00

    April 1, 2004 through June 30, 2004                  5.75 to 1.00

  July 1, 2004 through September 30, 2004                5.50 to 1.00

   October 1, 2004 through June 30, 2005                 5.25 to 1.00

  July 1, 2005 through September 30, 2005                5.00 to 1.00

   October 1, 2005 through June 30, 2006                 4.75 to 1.00

  July 1, 2006 through September 30, 2006                4.50 to 1.00

October 1, 2006 and at all times thereafter              4.25 to 1.00

                           (ii) Fixed Charge Coverage Ratio. Permit the Fixed
Charge Coverage Ratio, determined as of the end of each of its Fiscal Quarters for the then most-recently ended four Fiscal Quarters, to be less than (a) 1.25 to 1.00 on the Closing Date through September 30, 2005 and (b) 1.50 to 1.00 at all times thereafter.

                  (o) Off-Balance Sheet Liabilities; Sale and Leaseback Transactions. Except for those liabilities set forth on Schedule 5.2(o) and for Permitted Precious Metals Agreements, have any Off-Balance Sheet Liabilities or engage in any Sale and Leaseback Transactions.

                  (p) Sales of Accounts. Sell or otherwise dispose of any Accounts, with or without recourse.

                  (q) Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter enter into with any third party accounting firm or service bureau for the preparation or storage of Credit Parties' accounting records without said accounting firm or service bureau agreeing to provide the Collateral Agent and Lenders information regarding (i) the Credit Parties' financial condition or
(ii) the assets with respect to which the Lenders have a Lien.

         5.3. Subordination of Intercompany Notes.

                  (a) All Indebtedness evidenced by an Intercompany Note, together with all accrued interest thereon, and any other indebtedness for borrowed money now owing or which hereafter may become owing by or from a Credit Party to any other

Credit Party, howsoever such indebtedness may be hereafter created, extended, renewed or evidenced, together with all accrued interest thereon and any and all other obligations and liabilities of any kind owing by or from a Credit Party to any other Credit Party shall at all times and in all respects be subordinate and junior in right of payment to any and all obligations, liabilities and indebtedness of any kind of the Credit Parties to the Lenders, and their respective successors and assigns, including, without limitation, the Obligations and any extensions, renewals, modifications, and amendments thereof and all accrued interest thereon and any fees owing by the Credit Parties to the Lenders; provided, however, that payments on Intercompany Notes may be made as permitted under Section 5.2(k).

                  (b) Unless and until (i) all of the Obligations shall have been fully and finally paid and satisfied and (ii) all financing arrangements, including, but not limited to this Agreement, between the Borrower, the other Credit Parties and the Lenders have been terminated, no Credit Party shall: (A) enforce or exercise any right of demand or setoff or commence any legal or other action against any other Credit Party to collect upon any Intercompany Note; (B) take or accept any collateral or security with respect to the obligations evidenced by any Intercompany Note without the prior written consent of the Collateral Agent; (C) commence foreclosure or any other similar type of proceedings or exercise any similar remedies in respect of any collateral for the obligations evidenced by any Intercompany Note; (D) enforce any judgment that it might obtain with respect to the obligations evidenced by the Intercompany Notes without obtaining the prior written consent of the Collateral Agent; or (E) commence or join with any other creditor or creditors of the Credit Parties in commencing any bankruptcy, reorganization or insolvency proceedings against such Credit Party. All rights, liens and security interests of each Credit Party in any assets of any other Credit Party and/or any other person securing the obligations evidenced by any Intercompany Note, whether now or hereafter arising and howsoever existing, shall be and hereby are subordinated to the rights and interests of the Collateral Agent under this Agreement and in those assets. The Credit Parties shall have no right to possession of any such assets or to foreclose or execute upon any such assets, whether by judicial action or otherwise.

                  (c) The Credit Parties represent and warrant that all Intercompany Notes (i) are and will remain unsecured, and (ii) shall not be subordinated to any Indebtedness other than the Obligations as set forth in
Section 5.2(b).

6.       CONDITIONS PRECEDENT

         6.1. Conditions Precedent. The obligation of each Lender to make the Loans and purchase the Warrants at the Closing pursuant to Section 2.1 hereof, is subject to the condition that the Collateral Agent shall have received, on the Closing Date, the following, each dated the Closing Date unless otherwise indicated, in form and substance reasonably satisfactory to the Collateral
Agent:

                  (a) An opinion of Jones Day, counsel to the Credit Parties, substantially in the form attached hereto as Exhibit F, it being understood that to the extent that such opinion of counsel to the Credit Parties shall rely upon any other opinion of counsel, each such other opinion shall be in form and substance reasonably satisfactory to the Collateral Agent and the Lenders and shall provide that the Collateral Agent and the Lenders may rely thereon.

                  (b) Resolutions of the board of directors or Written Consent of the partners, as applicable, of each Credit Party, certified by the secretary, assistant secretary, treasurer, assistant treasurer or general partner, as applicable, of such Credit Party, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by this Agreement and (ii) specific officers to execute and deliver this Agreement and each other Transaction Document to which it is a party.

                  (c) Governmental certificates, dated the most recent practicable date prior to the Closing Date, with telegram updates where available, showing that each Credit Party is organized and in good standing in the state of its organization, and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is qualified to transact business.

                  (d) A copy of the certificate of incorporation or certificate of formation, as applicable, and all amendments thereto of each Credit Party, certified as of a recent date by the Secretary of State of the state of its organization, and copies of each Credit Party's by-laws or limited partnership agreement, as applicable, certified by the secretary, assistant secretary or general partner, as applicable, of such Credit Party as true and correct as of the Closing Date.

                  (e) Each of the Notes duly executed by the Borrower.

                  (f) Each of the Warrants duly executed by the Borrower.

                  (g) Each of the Collateral Documents, duly executed by the parties thereto.

                  (h) UCC-1 financing statements reflecting each Credit Party as the debtor in favor of Collateral Agent for the benefit of the Lenders, in form and substance satisfactory to the Lenders.

                  (i) Certificates of the secretary, assistant secretary, treasurer, assistant treasurer or general partner, as applicable, of each Credit Party, dated the Closing Date, as to the incumbency and signatures of the officers of such Credit Party executing this Agreement, the Notes, each other Transaction Document to which it is a party and any other certificate or other document to be delivered pursuant hereto or thereto and stating that all of the representations and warranties of such Credit Party contained herein or in the other Transaction Documents are true and correct on and as of the Closing Date as if made on such date and that no breach of any covenant contained in Section 5 has occurred or would result from the Closing hereunder.

                  (j) With respect to each parcel of real Property which is required to be subject to a Lien in favor of the Collateral Agent, each of the following, in form and substance reasonably satisfactory to the Collateral
Agent:

                           (i) a Mortgage on such real Property to be filed one
                  day after any mortgage on such Property is executed in connection with the Bank One Credit Agreement;

                           (ii) an ALTA survey prepared and certified to the
                  Collateral Agent by a surveyor acceptable to the Collateral Agent;

                           (iii) an opinion of counsel in the state in which
                  such parcel of real Property is located in form and substance and from counsel reasonably satisfactory to the Collateral Agent; and

                           (iv) such other information, documentation, and
                  certifications as may be reasonably required by the Collateral Agent.

                  (k) A fully executed original of a pay-off letter reasonably satisfactory to the Collateral Agent confirming that all of the Credit Parties' obligations under that certain Credit Agreement among the Borrower, Brush Wellman Inc. and National City Bank, and the Master Lease Agreement dated December 30, 1996, among Brush Wellman Inc., National City Bank and the participants thereto (together, as amended, the "Prior Agreements") will be repaid in full from the proceeds of Bank One Debt, all Liens upon any of the property of the Credit Parties constituting Collateral will be terminated immediately upon such payment and all letters of credit issued or guaranteed under the Prior Agreements shall have been cash collateralized or supported by the Bank One Debt;

                  (l) All Lien and other searches that the Collateral Agent deems necessary, the Credit Parties shall have delivered UCC termination statements or amendments to existing UCC financing statements with respect to any filings against the Collateral (other than by The Bank of Nova Scotia in connection with a Permitted Precious Metals Agreement) as may be requested by the Collateral Agent and shall have authorized the filing of such termination statements or amendments.

                  (m) Each Collateral Access Agreement required to be provided pursuant to Section 5.1(l), duly executed by the parties thereto.

                  (n) Such other documents as the Collateral Agent, any Lender or their counsel shall reasonably request.

         6.2. Additional Conditions. The obligation of each Lender to purchase the Notes at the Closing pursuant to Section 2.1 is subject to the additional conditions precedent that:

                  (a) The Collateral Agent shall have received evidence that the Availability (as such term is defined in the Bank One Credit Agreement) under the Bank

One Credit Agreement as of the Closing Date, after giving effect to all of the transactions contemplated hereby and in the Bank One Credit Agreement, is at least $15,000,000.

                  (b) Each Credit Party shall have delivered evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Collateral Agent and otherwise in compliance with the terms of Section 5.1(g).

                  (c) Each Credit Party shall have delivered to the Collateral Agent its most recent statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

                  (d) The Credit Parties shall have paid the Closing Fee and all fees required to be paid by them pursuant to Section 10.2 hereof for which the Credit Parties shall have received an invoice on or prior to the Closing Date.

                  (e) All of the representations and warranties of the Credit Parties contained herein or in the other Transaction Documents shall be true and correct in all material respects on and as of the Closing Date as if made on such date and no breach of any covenant contained in Section 5 and no Default or Event of Default shall have occurred or would result from the Closing hereunder.

7.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         7.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder and under the Notes:

                  (a) Nonpayment when due of:

                           (i) principal on the Notes (whether upon demand or
otherwise), or

                           (ii) any interest, fee or other payment obligation
(other than principal) owing under any of the Transaction Documents, which nonpayment remains unremedied for a period of 10 days;

                  (b) any representation or warranty made or deemed made by or on behalf of any Credit Party to any Lender or the Collateral Agent under or in connection with this Agreement, any other Transaction Document, any Loan, or any certificate or information delivered in connection with any of the foregoing shall be materially false on the date as of which made;

                  (c) the breach by any Credit Party of any of the terms or provisions of Sections 5.1(b), 5.2(a) through 5.2(h) or 5.2(j) through 5.2 (o);

                  (d) the breach by any Credit Party (other than a breach which constitutes a Default under another Section of this Section 7) of any of the terms or provisions of (i) Sections 5.1(a), 5.1(c) through 5.1(g), 5.1(i) through 5.1(m) or 5.2(i) of this Agreement which is not remedied within 5 days after the earlier of such breach or written notice from the Collateral Agent or any Lender or (ii) any other Section of this Agreement which is not remedied within 30 days after receipt by the Borrower of written notice from the Collateral Agent or any Lender;

                  (e) (i) failure of any Credit Party to pay when due any Material Indebtedness; (ii) a default, breach or other event occurs under any term, provision or condition contained in any Material Indebtedness Agreement of any Credit Party, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any irrevocable commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; (iii) any Material Indebtedness of any Credit Party shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or
(iv) any Credit Party shall not pay, or admit in writing its inability to pay, its debts generally as they become due;

                  (f) Any Credit Party shall (i) have an order for relief entered with respect to it under the Bankruptcy Code as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of Property, (iv) institute any proceeding seeking an order for relief under the Bankruptcy Code as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or limited liability company action to authorize or effect any of the foregoing actions set forth in this subsection (f) or (vi) fail to contest in good faith any appointment or proceeding described in subsection (g) below;

                  (g) a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Credit Party or any Substantial Portion of its Property, or a proceeding described in subsection (f)(iv) of this Section 7 shall be instituted against any Credit Party and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty consecutive days;

                  (h) any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any Credit Party which, when taken together with all other Property of any Credit Party so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion;

                  (i) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Credit Party occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                  (j) any Credit Party shall fail within 30 days when due to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $2,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

                  (k) any Change in Control shall occur;

                  (l) (i) the Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $30,000,000 or (ii) any Reportable Event shall occur;

                  (m) a Credit Party or any other member of a Controlled Group has incurred or shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan;

                  (n) the occurrence of any "Default" or "Event of Default" as defined in any Transaction Document (other than this Agreement) or, for any Transaction Document in which "Default" or "Event of Default" is not defined, the breach of any of the terms or provisions of such Transaction Document, which default or breach continues beyond any period of grace therein provided;

                  (o) the Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the material terms or provisions of the Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under the Guaranty to which it is a party, or shall give notice to such effect;

                  (p) any Collateral Document shall for any reason fail to create a valid and perfected security interest in any material portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Credit Party shall fail to comply with any material term or provision of any Collateral Document;

                  (q) any material provision of any Transaction Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Transaction Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Transaction Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

                  (r) any Credit Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of any Property of such Credit Party having a fair market value in excess of $1,000,000.

         7.2.     Remedies.

                  (a) Subject to the terms of the Bank One Intercreditor Agreement, if any Event of Default specified in Section 7.1 shall have occurred and be continuing, the Required Lenders may, without notice, declare all Obligations to be forthwith due and payable, whereupon all such Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default specified in
Section 7.1(f), (g) or (h) hereof, all Obligations shall become due and payable without declaration, notice or demand by any Lender.

                  (b) Any Lender may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in its best interests, including any action (or the failure to act) pursuant to the Loan Documents.

         7.3. Waivers by the Credit Parties. Except as otherwise provided for in this Agreement and applicable law, the Credit Parties waive (i) presentment, demand and protest and notice of presentment, dishonor notice of intent to accelerate and notice of acceleration, (ii) all rights to notice and a hearing prior to the Lenders' taking possession or control of, or to the Lenders' replevy, attachment or levy upon, any collateral securing the Obligations or any bond or security which might be required by any court prior to allowing such Lenders to exercise any of their remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. The Credit Parties acknowledge that they has been advised by counsel of their choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

         7.4. Right of Set-Off. Subject to the terms of the Bank One Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default, each Lender, with the prior consent of the Collateral Agent, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes held by Lender irrespective of whether or not such Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

8.       INDEMNIFICATION

         Each Credit Party agrees to indemnify and hold harmless each Lender, the Collateral Agent and their Affiliates and their respective officers, directors and employees from and against any losses, liabilities, obligations, damages, penalties, actions, proceedings, judgments, suits, claims, costs, fees, expenses and disbursements (including, without limitation, reasonable attorneys' fees and disbursements) of any kind ("Losses") which are imposed upon, incurred by or asserted against such Lender, Collateral Agent or such other indemnified Persons as a result of such Lender or Collateral Agent having entered into this Agreement or any of the other Loan Documents or relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by any Credit Party contained herein or in any certificate or document delivered pursuant hereto; provided, however, that the Borrower shall not be liable for such indemnification to such indemnified Person to the extent that any such Losses result from such indemnified Person's gross negligence or willful misconduct.

9.       COLLATERAL AGENT

         9.1.     Collateral Agency Provisions.

                  (a) Appointment. Guggenheim Corporate Funding, LLC is hereby appointed to act on behalf of all the Lenders as the Collateral Agent under this Agreement, and the other Loan Documents. The provisions of this Section 9.1 are solely for the benefit of the Collateral Agent and such Lenders, and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Collateral Agent shall act solely as an agent of the respective Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. The Collateral Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement. The duties of the Collateral Agent shall be mechanical and administrative in nature and the Collateral Agent shall not have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of any Lender. The Lenders hereby authorize the Collateral Agent to execute the Bank One Intercreditor Agreement.

                  (b) Actions. If the Collateral Agent shall request instructions from the Required Lenders or all Lenders affected thereby with respect to any act or action (including failure to act) in connection with this Agreement, then the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received instructions from the Required Lenders or all Lenders affected thereby, as the case may be, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. The Collateral Agent shall be fully justified in failing or refusing to take any action hereunder (i) if such action would, in the opinion of the Collateral Agent, be contrary to law or the terms of this Agreement, (ii) if such action would, in the opinion of the Collateral Agent, expose the Collateral Agent to any liability or (iii) if the Collateral Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or all affected Lenders, as applicable.

                  (c) Collateral Agent's Reliance, etc. Neither the Collateral Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Collateral Agent: (i) may treat the payee of any Note as the holder thereof until the Collateral Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Credit Party or to inspect the Collateral including the books and records of any Credit Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  (d) Lender Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender and based on such financial statements and other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of the Lenders holding disproportionate interests in the Notes, and expressly consents to, and waives any claim based upon, such conflict of interest.

                  (e) Successor Collateral Agent. The Collateral Agent may resign at any time by giving not less than 30 days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Collateral Agent's giving notice of resignation, then the resigning

Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Collateral Agent has been appointed pursuant to the foregoing by the 30th day after the date such notice of resignation was given by the resigning Collateral Agent, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor Collateral Agent as provided above. Prior to the occurrence and continuation of an Event of Default any successor Collateral Agent appointed by the Collateral Agent or the Required Lenders shall be subject to the prior approval of the Borrower, such approval not to be unreasonably withheld or delayed. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Collateral Agent. Upon the earlier of the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent or the effective date of the resigning Collateral Agent's resignation, the resigning Collateral Agent shall be discharged from its duties and obligations under this Agreement, except that any indemnity rights or other rights in favor of such resigning Collateral Agent shall continue. After any resigning Collateral Agent's resignation hereunder, the provisions of this Section 9.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement.

                  (f) Indemnification by the Lenders. The Lenders agree to indemnify the Collateral Agent (to the extent the Collateral Agent is not reimbursed by the Credit Parties and without limiting the obligations of the Borrower hereunder), ratably on a pro rata basis based on the principal amount outstanding under the Notes from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Collateral Agent in connection therewith; provided, however, that no Lender shall be liable to the extent it is finally judicially determined that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements arose primarily from the Collateral Agent's gross negligence or willful misconduct.

10. MISCELLANEOUS

         10.1. Complete Agreement; Modification of Agreement; Sale of Interest.
(a) The Transaction Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supercede any previous agreement or understanding between them relating hereto or thereto and may not be modified, altered or amended except as provided therein, or in the case of the Loan Documents by an agreement in writing signed by the Credit Parties and the Lenders in accordance with

Section 10.1 (d) hereof. The Credit Parties may not sell, assign or transfer any of the Loan Documents or any portion thereof, including, without limitation, their rights, title, interests, remedies, powers and duties hereunder or thereunder. The Credit Parties hereby consent to any Lender's sale of participations, assignment, transfer or other disposition, at any time or times, of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, such Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not.

                  (b) In the event any Lender assigns or otherwise transfers all or any part of any of the Notes, the Borrower shall, upon the request of such Lender issue new Notes to effectuate such assignment or transfer.

                  (c) Any Lender may sell, assign, transfer or negotiate to one or more other lenders, commercial banks, insurance companies, other financial institutions or any other Person acceptable to such Lender all or a portion of its rights and obligations under the Notes held by such Lender and this Agreement; provided, however, that (i) acceptance of such assignment by any assignee shall constitute the agreement of such assignee to be bound by the terms of this Agreement applicable to such Lender and (ii) the Lenders may not assign any interest in the Notes to any Person who is a competitor of the Borrower without the Borrower's prior consent, except that such consent shall not be required if an Event of Default has occurred and is continuing. A financial institution shall be deemed not to be a competitor of the Borrower for the purposes of this Section. From and after the effective date of such an assignment, (x) the assignees thereunder shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such assignment and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment and acceptance covering all or the remaining portion of an assignor's rights and obligations under this Agreement, such assignor shall cease to be a party hereto).

                  (d) No amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each holder of a Note affected thereby do any of the following: (i) subject such holder to any additional non-ministerial obligations, (ii) reduce the principal of, or interest on, any Note or other amounts payable hereunder or release or discharge any Credit Party from its obligations to make such payments, (iii) postpone any date fixed for any payment of principal of, or interest on, any Note or other amounts payable hereunder,
(iv) change the aggregate unpaid principal amount of any Note, or the number of holders thereof, which shall be required for such holders or any of them to take any action hereunder, or (v) amend this Section 10.1(d).

         10.2. Fees and Expenses. The Credit Parties shall pay all reasonable out-of-pocket costs, fees and expenses of the Collateral Agent in connection with the preparation of the Transaction Documents and the transactions contemplated thereby, including, without limitation, all reasonable legal fees and expenses of Sonnenschein Nath & Rosenthal LLP. If, at any time or times, regardless of the existence of an Event of Default (except with respect to paragraph (iii) below, which shall be subject to an Event of Default having occurred and be continuing), the Collateral Agent shall employ counsel or other advisors for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with:

                           (i) any amendment, modification or waiver, or consent
with respect to, any of the Loan Documents;

                           (ii) any litigation, contest, dispute, suit,
proceeding or action instituted by a third party against such Lender in any way relating to any of the Loan Documents or any other agreements to be executed or delivered in connection herewith; or

                           (iii) any attempt to enforce any rights of such
Lender against any Credit Party by virtue of any of the Loan Documents;

then, and in any such event, the reasonable attorneys' and other parties' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees reasonably incurred by such counsel and others arising in connection with or relating to any of the events or actions described in this Section shall be payable, on demand, by the Credit Parties to such Lender and shall be additional Obligations under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' and investment bankers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services; and costs and expenses of the Collateral Agent.

         10.3. No Waiver by Lender. Any Lender's failure, at any time or times, to require strict performance by any Credit Party of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by such Lender of an Event of Default by any Credit Party under the Loan Documents shall not suspend, waive or affect any other Event of Default by any Credit Party under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Event of Default by any Credit Party under this Agreement and no defaults by any Credit Party under any of the other Loan Documents shall be deemed to have been suspended or waived by any Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of such Lender and the Required Lenders and directed to any Credit Party specifying such suspension or waiver.

         10.4. Remedies. Each Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which such Lender may have under any other agreement, including without limitation, the Loan Documents, the other Transaction Documents, by operation of law or otherwise.

         10.5. Waiver of Jury Trial. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under the Transaction Documents.

         10.6. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.7. Binding Effect; Benefits. This Agreement and the other Transaction Documents shall be binding upon, and inure to the benefit of, the successors of each Credit Party and each Lender and the assigns, transferees and endorsees of each Lender.

         10.8. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         10.9. Governing Law. Except as otherwise expressly provided in any of the Transaction Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. Each Lender and each Credit Party agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or New York State courts located in the County of New York, State of New York. Service of process on a Lender or the Borrower in any action arising out of or relating to any of the Transaction Documents shall be effective if mailed to such party at the address listed in
Section 10.10 hereof. Nothing herein shall preclude any Lender or any Credit Party from bringing suit or taking other legal action in any other jurisdiction.

         10.10. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed to the respective party hereto at the address indicated for such party on Schedule A and Schedule B; provided, however, any party may substitute such other address by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited with the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         10.11. Survival. The representations and warranties of the Credit Parties and the Lenders in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

         10.12. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         10.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         10.14. Publicity. Neither any Credit Party nor its Subsidiaries nor any Lender shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the other parties hereto in advance; provided, however, that the Borrower may make any public disclosure regarding the transactions contemplated hereby in compliance with its reporting obligations under the Exchange Act, including the issuance of a press release or the filing of a Form 8-K with the SEC. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law, subject to advance notice to the Lenders.

         10.15. Confidentiality. Subject to the Borrower's reporting requirements under the Exchange Act, each of the Credit Parties and Lenders agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by any other party hereto as being confidential without the prior written approval of such other party; provided, however, that this provision shall not apply to (a) information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement), (b) information which is required to be disclosed by law (including, without limitation, pursuant to Item 10 of Rule 601 of Regulation S-K under the Securities Act and the Exchange Act), (c) any disclosure of information to assignees or prospective assignees of any Notes or Warrants or to participants or prospective participants in any Notes or Warrants, (d) any disclosure of information by a Lender to its Affiliates and to other Lenders and their respective Affiliates, (e) any disclosure of information by a Lender to legal counsel, accountants, and other professional advisors to such Lender, (f) any disclosure of information to regulatory officials and (g) any disclosure of information by a Lender to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties. Notwithstanding anything herein to the contrary, confidential information shall not include, and each party to any of the Loan Documents and their respective Affiliates (and the respective partners, directors, officers, employees, advisors, representatives and other agents of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind, (i) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (ii) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above, and it is hereby confirmed that each of the Persons referred to above has been authorized to make such disclosures since the commencement of discussions regarding the transactions contemplated hereby.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the Credit Parties and the Lenders have executed this Agreement as of the day and year first above written.

                                            BORROWER:

                                            BRUSH ENGINEERED MATERIALS INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            GUARANTORS:

                                            BRUSH WELLMAN INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            BEM SERVICES, INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            BRUSH CERAMIC PRODUCTS, INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            BRUSH INTERNATIONAL, INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            WILLIAMS ADVANCED MATERIALS INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            WILLIAMS ACQUISITION LLC

                                            By:_________________________________
                                               Name:
                                               Title:

                                            TECHNICAL MATERIALS, INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            BRUSH RESOURCES INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            ZENTRIX TECHNOLOGIES INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            CIRCUITS PROCESSING TECHNOLOGY, INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            BRUSH WELLMAN (SINGAPORE) PTE LTD.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            LENDERS:

                                            UPPER COLUMBIA CAPITAL COMPANY, LLC

                                            By:_________________________________
                                            Name:  Todd L. Boehly
                                            Title: Manager

                                            BANK ONE, NA

                                            By:_________________________________
                                            Name:  Joseph J. Virzi
                                            Title: Senior Vice President

                                            COLLATERAL AGENT:

                                            GUGGENHEIM CORPORATE FUNDING, LLC,
                                                   as Collateral Agent

                                            By:_________________________________
                                            Name:  Todd L. Boehly
                                            Title: Managing Director

                                   Schedule A

                  Lenders and Allocations of Loans and Warrants

              Lender:                  Loan Advanced:    Warrants Issued
              -------                  --------------    ---------------
Upper Columbia Capital Company, LLC    $  30,000,000           98,566
Bank One, NA                           $   5,000,000           16,434

         Total                         $  35,000,000          115,000
                                       =============          =======

                                   Schedule B

                                 Credit Parties

                                     - 64 -